SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2014

MOUNTAIN HIGH ACQUISITIONS CORP.

(Exact name of registrant as specified in its charter)

Colorado	333-175825	27-3515499
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1624 Market Street, Suite 202

Denver, Colorado 80202

(303) 544-2155

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MOUNTAIN HIGH ACQUISITIONS CORP.

Form 8-K

Current Report

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Addendum to Share Exchange Agreement

On March 18, 2014, Mountain High Acquisitions Corp. (the “Company”), entered into an Addendum (“Share Exchange Agreement Addendum”) to the Share Exchange Agreement dated March 6, 2014 (the “Original Share Exchange Agreement”), filed with the Commission on Form 8-K on March 10, 2014 as Exhibit 2.01, by and among Canna-Life Corporation, a privately-held Colorado corporation (“Canna-Life”), the shareholders of Canna-Life (the “Canna-Life Shareholders”), the Company, and the controlling stockholders of the Company (the “Company Controlling Stockholders”).  Pursuant to the Share Exchange Agreement Addendum, (i) the Original Share Exchange Agreement was amended to correct a clerical error in the number of Company Shares and Canna-Life Shares, as those terms are defined therein; (ii) Section 3.1 of the Original Share Exchange Agreement was amended to include the terms of certain addendums which modified the terms of the letter agreements disclosed in that section; and (iii) Schedule I of the Original Share Exchange Agreement was revoked and repealed and replaced in its entirety by the Schedule I set forth in the Share Exchange Agreement Addendum.

A copy of the Share Exchange Agreement Addendum is filed as Exhibit 10.1 to this Current Report and is incorporated by reference in its entirety herein.

ITEM 8.01 OTHER EVENTS

On March 18, 2014, Alan Smith, the Company’s sole director and officer and the controlling shareholder of the Company (“Mr. Smith”), cancelled and returned to the Company treasury an aggregate of 113,500,000 shares of the Company’s common stock beneficially owned by the Mr. Smith (the “Cancellation”) pursuant to the terms of the Share Exchange Agreement Addendum. Following the Cancellation of the 113,500,000 common shares and the issuance of 8,104,000 common shares pursuant to the Share Exchange Agreement Addendum, there are a total of 23,892,000 common shares of the Company outstanding.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Addendum to Share Exchange Agreement dated March 18, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNTAIN HIGH ACQUISITIONS CORP.
Date: March 20, 2014	By:	/s/ Alan Smith
Alan Smith
President, Chief Executive Officer, Chief Financial Officer, and Sole Director